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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2007
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

PG&E Corporation
One Market, Spear Tower
Suite 2400
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)
(415) 267-7000
(Registrant's telephone number, including area code)

Pacific Gas and Electric Company
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
(Address of principal executive offices) (Zip Code)
(415) 973-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 1, 2007, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility), reached a settlement in principle with interested customer representatives and other parties to set the Utility’s natural gas transmission and natural gas storage rates and to extend the “Gas Accord” market structure for the period 2008 through 2010. The parties in support of the settlement include the Utility and 52 other parties representing all segments of the natural gas industry in California, including the California Public Utilities Commission’s (CPUC) Division of Ratepayer Advocates. The settlement agreement, or the Gas Accord IV, is subject to execution by all the parties and CPUC approval. It is expected that the settlement will be unopposed. The Utility plans to file an application with the CPUC on March 15, 2007 to request approval of the Gas Accord IV.

The Gas Accord IV proposes to establish the Utility’s natural gas transmission and storage rates, as well as associated revenue requirements, for the period 2008-2010. The Gas Accord IV proposes a 2008 revenue requirement of $446 million (about 0.6% above the currently authorized revenue requirement for 2007), a 2009 revenue requirement of $459 million (about 2.9% above the proposed 2008 revenue requirement), and a 2010 revenue requirement of $472 million (about 2.8% above the proposed 2009 revenue requirement). Under the Gas Accord IV, the Utility’s ability to fully recover authorized revenue requirements for its natural gas transmission and storage services would continue to depend on throughput volume and other factors.

The Gas Accord IV also proposes to continue the terms and conditions of natural gas transportation and storage services established under the original CPUC-approved Gas Accord settlement agreement implemented in 1998. The original Gas Accord separated the Utility’s natural gas transportation and storage services from the Utility's distribution services for ratemaking purposes. The original Gas Accord changed the terms of service and rate structure for natural gas transportation, allowing the Utility's core customers (i.e., residential and small commercial customers) greater flexibility to purchase natural gas from competing suppliers. The Utility's noncore customers (i.e., industrial, larger commercial and electric generation customers) purchase their natural gas from producers, marketers and brokers, and purchase their preferred mix of transportation, storage and distribution services from the Utility. Although they can select the gas suppliers of their choice, substantially all core customers buy natural gas, as well as transportation and distribution services, from the Utility as a bundled service.

Under the December 2004 CPUC decision that approved the Gas Accord III to retain the Gas Accord market structure and set the rates, terms and conditions of service for the Utility’s natural gas and transportation system through 2007, the Utility is obligated to file a new rate case proposing gas transmission and storage rates and terms and conditions of service, for the period commencing January 1, 2008. It is expected that the CPUC will issue a final decision with respect to the Gas Accord IV by the end of the year. If the CPUC does not issue a final decision by the end of the year to approve new rates effective January 1, 2008, the December 2004 CPUC decision approving the Gas Accord III provides that the rates and terms and conditions of service in effect as of December 31, 2007, will remain in effect, with an automatic 2% escalation in the rates as of January 1, 2008.

PG&E Corporation and the Utility are unable to predict whether or when the CPUC will approve the proposed Gas Accord IV.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated: March 6, 2007